Exhibit 10.2

SECOND AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SPENDING ACCOUNT PLAN

Effective as of January 1, 1980, Public Service Company of New Mexico (“PNM”) adopted the Amended and Restated Medical Reimbursement Plan of Public Service Company of New Mexico (the “MERP”).  Sponsorship of the MERP was subsequently transferred from PNM to PNM Resources, Inc. (the “Company”) on November 30, 2002.  Effective January 1, 2002, the Company established the Executive Spending Account (the “ESA”).  Effective December 1, 2002, the Company merged the MERP with and into the ESA and named the combined program the “PNM Resources, Inc. Executive Spending Account Plan” (the “Plan”).  The Plan has been amended and restated on two occasions, with the most recent restatement being effective, generally, as of January 1, 2004.  The Plan was subsequently amended on one occasion.  By this instrument, the Company now desires to modify the Plan to provide for the reimbursement of Covered Expenses for same-sex Spouses.

1. This Third Amendment shall be effective as of January 1, 2009.

2. This Third Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended by this Third Amendment shall continue in full force and effect.
3. The definition of “Dependent” in Article 2 (Defined Terms) of the Plan is hereby amended by adding the following to the end thereof:

     Effective January 1, 2009, a Participant’s “Dependents” shall additionally include a Participant’s same-sex Spouse.

4. The definition of “Spouse” is added to Article 2 (Defined Terms) of the Plan immediately following the definition of “Qualifying Event” as follows:

Spouse:                    An individual of the opposite or same sex who is legally married to theParticipant under the laws of the jurisdiction in which the marriage wasperformed or occurred.

5. Each place the word “spouse” is used in the Plan shall be replaced with the word “Spouse” to reflect the new definition.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 28th day of August, 2008.

PNM RESOURCES, INC.

By:           /s/ Alice A. Cobb

   Its: SVP, Chief Administrative Officer